UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

One Research Court, Suite 450

Rockville, Maryland 20850

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Shuttle Pharmaceuticals Holdings, Inc.:

This notice and the accompanying Information Statement are being furnished to the stockholders of record of the common stock, par value $0.00001 per share (the “common stock”), of Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), in connection with a corporate action taken by the holders of a majority of the issued and outstanding voting securities of the Company approving, for purposes of Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), by written consent in lieu of a special meeting dated May 4, 2023, regarding the potential issuance of in excess of 19.9% of the Company’s outstanding common stock upon the Company’s sale and issuance of (i) up to an additional $10 million in additional senior secured convertible notes to the Company’s Senior Lender (as defined below), which accrues interest at the rate of 5% per annum and which, upon issuance, would mature over 26 months and be convertible into shares of common stock of the Company (the “Convertible Notes”) and (ii) warrants to purchase shares of the Company’s common stock in amount equal to 42.5% of the outstanding principal value of the Convertible Notes and the underlying shares of common stock thereunder (the “Warrants”). On May 11, 2023, the Company entered into an amendment agreement (the “Amendment Agreement”), as amended on June 4, 2023, to the securities purchase agreement, originally dated January 11, 2023 (the “January 2023 SPA,” and the private placement underlying the January 2023 SPA is referred to as “January 2023 Private Placement”), and related documents entered into between the Company and Alto Opportunity Master Fund, SPC – Segregated Portfolio B (the “Senior Lender”), which Amendment Agreement, as amended, served to modify the terms of the $4.3 million convertible note and warrant sold to Senior Lender pursuant to the January 2023 SPA and also provided Senior Lender the opportunity, at its discretion, to purchase the Convertible Notes and Warrants, as set forth above (the “Potential Private Placement”), on substantially the same terms and conditions as set forth in the January 2023 SPA, as amended by the Amendment Agreement, as amended. The terms of such Potential Private Placement are described in more detail in the attached Information Statement.

The above described stockholder approval of the Potential Private Placement for purposes of Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the approval of the Potential Private Placement from stockholders holding a majority of the Company’s issued and outstanding voting securities for the issuance of common stock underlying the Convertible Notes and Warrants.

The accompanying Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

The corporate action shall be effective on or about June [*], 2023, or approximately 20 days after we mail this Information Statement to stockholders of record.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the Potential Private Placement. The accompanying Information Statement is being provided to you solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Anatoly Dritschilo, M.D.

Anatoly Dritschilo, M.D.
Chief Executive Officer
Dated: June [*], 2023

INFORMATION STATEMENT

OF

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

One Research Court, Suite 450

Rockville, Maryland 20850

(240) 430-4212

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

June [ ], 2023

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (“Shuttle Pharma,” the “Company,” “we,” or “us”), is sending you this Information Statement solely for purposes of informing its stockholders of record as of May 31, 2023 (the “Record Date”), in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify you of the action taken on May 4, 2023 by written consent of a majority of the stockholders of Shuttle Pharma, consisting of Anatoly Dritschilo, M.D., the Chief Executive Officer of the Company, Joy Dritschilo, the spouse of our Chief Executive Officer, Peter Dritschilo, our President and Chief Operating Officer, Andrea Dritschilo Austin, Milton Brown, M.D., Ph.D., a non-executive director, each of our independent directors, Steven Richards, Chris Senanayake, Joshua Schafer, and Bette Jacobs, along with Mira Jung, Ph.D., the Chief Scientific Officer for Biology of the Company, Gene Jung and Tyvin Rich, Chief Medical Officer of the Company (together the “Majority Stockholders”), to approve, for purposes of Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), the entering into an amendment agreement, as amended (the “Amendment Agreement”), of the Securities Purchase Agreement, originally dated January 11, 2023 (the “January 2023 SPA”). The Amendment Agreement, as amended, allows for the potential sale and issuance by the Company to Alto Opportunity Master Fund, SPC – Segregated Portfolio B (the “Senior Lender”) of (i) up to an additional $10 million in additional senior secured convertible notes which accrue interest at the rate of 5% per annum and mature 26 months after the date of issuance (the “Convertible Notes”) and the underlying shares of common stock issuable thereunder and (ii) warrants to purchase shares of the Company’s common stock in an amount equal to 42.5% of the outstanding principal value of the Convertible Notes and the underlying shares of common stock thereunder (the “Warrants”) (together, the Convertible Notes and Warrants are referred to as the “Potential Private Placement”). The planned terms of the Potential Private Placement are described in more detail in the Information Statement below.

The Company’s common stock is listed on the Nasdaq Capital Market (“Nasdaq”), and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635(d), which requires stockholder approval prior to the issuance in a transaction (other than a public offering) of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of a company for a purchase price that is lower than (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement, or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price”). While we have not yet entered into an agreement to definitively sell the Convertible Notes and Warrants in the Potential Private Placement, pursuant to the Amendment Agreement, as amended, the Company and the Senior Lender agreed that the terms of the Potential Private Placement will be substantially similar to the January 2023 Private Placement, which is disclosed in the section entitled “Potential Private Placement – Conversion” and “Alternate Conversion upon Event of Default” below.

The approval of the Potential Private Placement for purposes of Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, or the DGCL, which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On May 4, 2023, the board of directors of the Company (the “Board”) and the Company’s majority stockholders adopted resolutions approving the Company’s ability to issue in excess of 19.9% of the Company’s common stock in conjunction with completing the Potential Private Placement, such that when the Company’s Senior Lender opts to exercise its right to purchase the Convertible Notes and Warrants, the Company will already have taken the required action in obtaining shareholder approval and filing the requisite information statement on Schedule 14C (the “DEF14C”). In the event that the Company’s Senior Lender opts to purchase the Convertible Notes and Warrants, such definitive agreements will be subject to additional board approval. However, there will not be a need for stockholder approval as the approval will have already been obtained and this DEF14C will have already been filed and distributed to stockholders as of the Record Date.

Accordingly, all necessary corporate approvals in connection with the Potential Private Placement have been obtained in relation to the approval of the potential issuance in excess of 19.9% of the Company’s outstanding common stock and this Information Statement is being furnished to stockholders solely for purposes of informing the stockholders of the action in the manner required under the Exchange Act.

The Company knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of the Company’s issued and outstanding voting securities.

POTENTIAL PRIVATE PLACEMENT

Purpose of the Potential Private Placement

The Board believes it is in the best interests of the Company to raise capital in an amount up to an additional $10 million in a private placement transaction to fund the capital needs of the Company through the sale of Convertible Notes and Warrants.

Description of the Potential Private Placement

On May 10, 2023, the Company, our wholly owned subsidiary, Shuttle Pharmaceuticals, Inc. (“Shuttle Pharma”), as guarantor, and the Senior Lender entered into the Amendment Agreement, pursuant to which the Company agreed to the future sale to the Senior Lender of the Convertible Notes and Warrants, at the Senior Lender’s option, on substantially the same terms as the convertible notes and warrants sold under the January 2023 SPA, subject to certain adjustments to the Warrants, as set forth below. On June 4, 2023, the Company, Shuttle Pharma, as guarantor, and the Senior Lender entered into an amendment to the Amendment Agreement, pursuant to which the parties agreed, among other things, that any future Convertible Notes would omit Section 15(q) regarding controlled account agreements and that no funds raised by the Company through the Potential Private Placement would be subject to deposit account control agreements. To date, other than the Amendment Agreement, as amended, pursuant to which the Senior Lender has the option to purchase the Convertible Notes and Warrants on substantially the same terms as the January 2023 SPA (subject to the aforementioned adjustments), the parties have not entered into any definitive agreement regarding the Potential Private Placement. However, as it is the intent of the parties that the Potential Private Placement will be on substantially the same terms as the January 2023 SPA, a summary of the terms of the January 2023 SPA, as adjusted in accordance with the May and June 2023 amendments, are described in general terms below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the January 2023 SPA and related transaction documents, as filed with the SEC in our Current Report on Form 8-K dated January 12, 2023.

In the event the Senior Lender exercises its option to purchase the Convertible Notes and Warrants, the Convertible Notes and Warrants will be sold with an original issue discount of seven percent. Boustead Securities LLC (“Boustead”) will serve as the sole placement agent for the Potential Private Placement of the Convertible Notes and Warrants and will be eligible to receive a placement agent fee of cash and warrants at the closing of the Potential Private Placement of 7.0% of the gross cash proceeds at the closing plus 1% in non-accountable expenses.

Amendment Agreement

The Amendment Agreement, among other things, (i) amended and restated in its entirety to Section 2 of the warrant issued in relation to the January 2023 SPA, as set forth under Warrants below, and (ii) authorized the Senior Lender the option to purchase the Convertible Notes and Warrants, which option is exercisable by the Senior Lender at any time through December 31, 2025.

Amendment No. 1 to the Amendment Agreement

Under Amendment No. 1 to the Amendment Agreement, the Company and the Senior Lender agreed that Section 15(q) of the Convertible Notes would be omitted from any Convertible Note issued in the Potential Private Placement, thus removing the requirement that funds be held pursuant to a deposit account control agreement and allowing all funds raised through the Potential Private Placement to be paid directly to the Company and to be used at our discretion, subject to the terms of the transaction documents.

Purchase Agreement

The purchase agreement to be entered by the Company and the Senior Lender in terms of the purchasing of the up to $10 million in Convertible Notes and Warrants (the “Purchase Agreement”) will be substantially similar to the January 2023 SPA, as amended, and will contain similar representations and warranties, covenants and indemnities customary for similar transactions, in addition to the following covenants:

●	So long as the Convertible Notes remains outstanding, the Company will not effect or enter into an agreement to effect any variable rate transaction.

In addition, the Purchase Agreement will grant the Senior Lender participation rights in future equity and equity-linked offerings of securities, subject to certain limited exceptions, during the two years after the later of (a) the closing or (b) the date the Convertible Notes no longer remains outstanding, in an amount of up to 30% of the securities being sold in such offerings.

Convertible Notes

General

The Convertible Notes, upon purchase and sale, would mature over a period of 26 months (subject to extension in certain circumstances, including bankruptcy and outstanding events of default).

Amortization

Starting on the earlier of (x) the date the registration statement registering the shares of common stock underlying the Convertible Notes and Warrants is declared effective by the U.S. Securities and Exchange Commission, or the SEC, and (y) such date that as two months after the Issuance Date of the Convertible Note, then on the first trading day of the month for each month thereafter, and on the maturity date (each, an “Installment Date”), subject to certain exceptions and unless deferred as described below, the Company is required to make monthly amortization payments in cash or, subject to equity conditions, in common stock equal to 1/26th of the Outstanding Principal Value and interest of the Convertible Notes payable (the “Installment Amount”).

Notwithstanding the foregoing, the noteholders may, at its sole option, elect to defer any Installment Amount until a subsequent Installment Date selected by the noteholders.

Interest

The Convertible Notes bears interest at a rate of 5% per annum and, upon any conversion or redemption, shall include a make-whole of interest from such date of determination through the maturity date. After the occurrence and during the continuance of an Event of Default (as defined in the Convertible Notes), the Convertible Notes will accrue interest at the rate of 15% per annum. See “Events of Default” below.

Conversion

The Convertible Notes is convertible, at the option of the noteholders, into shares of the Company’s common stock at the lower of (i) 125% of the VWAP on the trading day immediately preceding closing (the “Fixed Conversion Price”), (ii) 90% of the three lowest VWAPs in the 15 trading days prior to the payment date or (iii) 90% of the VWAP on the trading day prior to the payment date. The conversion price is subject to full ratchet antidilution protection upon any subsequent transaction at a fixed price lower than the conversion price then in effect and standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization, or other similar transaction. If we enter into any agreement to issue or sell (or issue or sell) any variable rate securities, the noteholders have the additional right to substitute such variable price (or formula) for the conversion price.

Alternate Conversion upon Event of Default

If an Event of Default (as defined below) has occurred under the Convertible Notes, the noteholders may elect to alternatively convert the Convertible Notes at the Alternate Conversion Price, which includes a Redemption Premium of 115% of the Alternate Conversion Amount.

Conversion Limitation and Exchange Cap

The noteholders will not have the right to convert any portion of the Convertible Notes to the extent that, after giving effect to such conversion, the noteholders (together with certain related parties) would beneficially own in excess of 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion. The noteholders may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

In addition, until such time as we complete the Information Statement mailing to our stockholders notifying them that we have obtained the approval of a majority of our stockholders as required by Nasdaq, we are prohibited from issuing any shares of common stock upon conversion of the Convertible Notes or otherwise pursuant to the terms of the Convertible Notes, if the issuance of such shares of common stock would exceed 19.99% of our outstanding shares of common stock as of the closing date or otherwise exceed the aggregate number of shares of common stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq.

Events of Default

The Convertible Notes will include certain customary and other Events of Default, including, among other things, failure to maintain an effective registration statement with capacity to issue an offering amount equal to at least 300% of Conversion Shares issuable upon conversion of the Convertible Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants, the breach of certain financial covenants described below, and maintaining our Nasdaq listing.

In connection with an Event of Default, the noteholders may require the Company to redeem in cash any or all of the Convertible Notes. The redemption price will equal 115% of the outstanding principal of the Convertible notes to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, or an amount equal to the market value of the shares of our common stock underlying the Convertible Notes, as determined in accordance with the Convertible Notes, if greater.

Change of Control

In connection with a Change of Control (as defined in the Convertible Notes), a noteholder may require us to redeem all or any portion of the Convertible Notes. The redemption price per share will equal the greater of (i) 115% of the outstanding principal of the Convertible Notes to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) 115% of the market value of the shares of our common stock underlying the Convertible Notes, as determined in accordance with the terms of the Convertible Notes, and (iii) 115% of the aggregate cash consideration that would have been payable in respect of the shares of our common stock underlying the Convertible Notes, as determined in accordance with the terms of the Convertible Notes.

Subsequent Placement Optional Redemption

At any time after the earlier of the date a noteholder becomes aware of any placement by the Company of equity or equity-linked securities or the date of consummation of such a placement, subject to certain limited exceptions, the noteholder will have the right to have us redeem a portion of each Convertible Notes not in excess of 30% of the net proceeds from such placement at a redemption price of 100% of the portion of the Convertible Notes subject to redemption.

Covenants

The Company will be subject to certain customary affirmative and negative covenants regarding the incurrence of certain indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions, or redemptions, and the transfer of assets, among other matters.

Company Optional Redemption Rights

The Convertible Notes will be redeemable by us at a price equal to 107.5% of the Conversion Amount of the Convertible Notes to be redeemed along with the Remaining Option Value of the Convertible Notes and accrued and unpaid interest and unpaid late charges thereon.

Warrants

In addition to the Convertible Notes, upon purchase and sale, we will issue to the Senior Lender Warrants exercisable for four (4) years for the purchase of an aggregate of up to such number of shares of common stock equal to 42.5% of the Outstanding Principal Value of the Convertible Notes and the underlying shares of common stock thereunder (the “Warrant Shares”), at an exercise price equal to the Fixed Conversion Price. The exercise price of the Warrants will each subject to adjustment as provided under the terms of the Warrants. If, at the time of exercise of the Warrants, there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrant Shares to the Senior Lender, and the registration statement is not subject to SEC review and the Company has otherwise affirmatively failed to maintain such registration statement’s effectiveness, then the Warrants may also be exercised in whole or in part by means of a “cashless exercise.” Nonetheless, the Warrants may not be exercised if, after giving effect to the exercise, the Senior Lender would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the Warrant Shares. At the Senior Lender’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to the Company.

Adjustment of Warrants Upon Issuance of Shares of Common Stock

If the Company issues or sells, or if the Company enters into an agreement to issue and sell, any shares of common stock, or convertible securities or options issuable or exchangeable into common stock (a “New Issuance”), under which such common stock is sold for a consideration per share less than the exercise price then in effect, the exercise price of the Warrants will be adjusted to the New Issuance price. Any such adjustment will not apply with respect to the issuance of Excluded Securities (as defined in the Warrants). In addition, if the Company enters into a Fundamental Transaction (as defined in the Warrants) at any time that a Warrant is outstanding, then, upon any subsequent exercise of the Warrants, the Senior Lender will have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Warrants are exercisable immediately prior to such Fundamental Transaction, provided, further, that if holders of common stock are not offered or paid any consideration in such Fundamental Transaction, such holder of common stock will be deemed to have received common stock of the successor entity (which entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

Adjustment of Warrants Upon Stock Dividends and Splits

If the Company, at any time on or after the subscription date, (i) pays a stock dividend on one or more classes of its then outstanding shares of common stock or otherwise makes a distribution on any class of capital stock that is payable in shares of common stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of common stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of common stock into a smaller number of shares, then in each such case the exercise price shall by multiplied by a fraction of which the numerator shall be the number of shares of common stock outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event.

Registration Rights Agreement

Upon sale and issuance of any portion of the Convertible Notes and Warrants to the Senior Lender, the Company will be obligated to grant certain registration rights to the noteholders and warrant holders pursuant to the terms of a registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement will require the Company to have a registration statement registering the Convertible Notes and Warrants declared effective by the 60th day following the date of entry into the Registration Rights Agreement or the 90th day following the date of the Registration Rights Agreement in the event such registration statement is subject to SEC review. Such Registration Rights Agreement will register 300% of the shares of common stock issuable upon conversion of the Convertible Notes and 100% of the shares issuable upon exercise of the Warrants. The Registration Rights Agreement will also grant the Senior Lender customary “piggyback” registration rights.

Additional Information

The Company and the Senior Lender have not yet entered into any agreements regarding the Potential Private Placement, except the Amendment Agreement. Pursuant to the Amendment Agreement, the Company and the Senior Lender agreed that the terms of the Potential Private Placement will be substantially similar to the January 2023 SPA, as amended by the Amendment Agreement and its amendment. Accordingly, the foregoing is only a summary of the material terms of the anticipated Purchase Agreement, Warrants, Convertible Notes, Registration Rights Agreement and any other ancillary transaction documents related to the Potential Private Placement (collectively, the “Transaction Documents”), and does not purport to be a complete or final description of the rights and obligations of the parties. Once the Company enters into the Transaction Documents, we will submit such Transaction Documents to the SEC on a Current Report on Form 8-K.

For a more detailed review of the January 2023 SPA, the convertible note and warrant issued thereunder, and the Amendment Agreement and Amendment No. 1 to the Amendment Agreement, please see the Company’s Current Reports on Form 8-K filed with the SEC on January 12, 2023, May 11, 2023 and June 5, 2023, and the exhibits attached thereto, each of which are incorporated by reference herein.

Reason for Stockholder Approval

Pursuant to Nasdaq Rule 5635(d), if an issuer intends to issue securities in a transaction which could result in the issuance of 20% or more of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the Minimum Price for such stock, the issuer generally must obtain the prior approval of its stockholders. The number of shares of common stock to be issued to the Senior Lender in the Potential Private Placement upon conversion of the Convertible Notes and exercise of the Warrants could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(d), the Majority Stockholders approved the Potential Private Placement.

Approval of the Potential Private Placement

The approval of the Potential Private Placement, including for purposes of Nasdaq Rule 5635(d), requires the approval of the holders of our outstanding shares of common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

As of the Record Date, the Company had 14,780,789 shares of common stock issued and outstanding. However, as of May 4, 2023 (the “Action Date”), the date the majority stockholders took action to approve the Potential Private Placement, the Company had a total of 13,654,127 shares outstanding.

The Majority Stockholders collectively held 6,947,010 shares of common stock as of the Action Date, representing approximately 51.0% of the voting power of all shares of the Company’s issued and outstanding common stock.

This Information Statement is first being mailed on or about June [*], 2023 to the Company’s stockholders of record as of May 31, 2023. The corporate action shall be effective on or about June [*], 2023, or approximately 20 days after we mail this Information Statement.

Effect of the Potential Private Placement on Existing Stockholders

The potential issuance of securities in connection with the Potential Private Placement will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including, over time, the voting power of the existing stockholders.

The Company and the Senior Lender have not yet entered into any agreements regarding the Potential Private Placement, except the Amendment Agreement. Pursuant to the Amendment Agreement, the Company and the Senior Lender agreed that the terms of the Potential Private Placement will be substantially similar to the January 2023 SPA, as amended by the Amendment Agreement. Accordingly, the Company will likely agree to file a registration statement to permit the public resale of the shares of common stock underlying the Convertible Notes and Warrants. The influx of those shares into the public market could potentially have a negative effect on the trading price of the Company’s common stock.

Notice Pursuant to Section 228 of the General Corporation Law of the State of Delaware

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the Potential Private Placement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our common stock (which interest does not differ from that of the other holders of our common stock).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to the Company, the following table sets forth information as of the Record Date regarding the beneficial ownership of the Company’s common stock by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock;

●	each of the Company’s named executive officers and directors; and

●	all of the Company’s officers and directors as a group.

The percentage ownership information shown in the table is based upon 13,654,127 shares of common stock outstanding as of May 4, 2023.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person as of a particular date, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of such date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Names and addresses	Number of shares of common stock beneficially owned (#)	Percentage of shares of common stock beneficially owned (%)
Directors and Named Executive Officers:
Anatoly Dritschilo, M.D.(1)	4,309,607	31.6
Milton Brown, M.D., Ph.D.(2)	1,072,531	7.9
Mira Jung, Ph.D.	1,071,388	7.8
Michael Vander Hoek	3,852	-
Peter Dritschilo	6,560	-
Tyvin A. Rich, M.D.	2,429	-
Steve Richards	1,707	-
Joshua Schafer	1,707	-
Chris H. Senanayake	2,791	-
Bette Jacobs(3)	7,496	-
All directors and officers as a group (ten persons)	6,480,069	47.5

Other 5% beneficial owners:
Amir F. Heshmatpour(4)	1,359,581	10.0

*	Denotes the holder owns less than one percent of the outstanding common stock.
(1)	Represents the percentage of voting power with respect to all shares of the Company’s outstanding common stock.
(2)	The business address of each of the officers and directors is c/o Shuttle Pharmaceuticals Holdings, Inc., One Research Court, Suite 450, Rockville, Maryland 20850.
(3)	Dr. Anatoly Dritschilo is our Chief Executive Officer. His shareholdings consist of (i) 1,085,200 shares of common stock and (ii) 3,204,407 shares of common stock and warrants to purchase 20,000 shares of common stock held of record by Joy Dritschilo, his spouse.
(4)	Dr. Milton Brown is a director and one of our co-founders.
(5)	Dr. Mira Jung is our Chief Scientific Officer for Biology.
(6)	Mr. Michael Vander Hoek is our Chief Financial Officer and Vice President Operations and Regulatory.
(7)	Mr. Peter Dritschilo is our President and Chief Operating Officer.
(8)	Dr. Tyvin Rich is our Chief Medical Officer.
(9)	Mr. Steve Richards is one of our independent directors.
(10)	Mr. Joshua Schafer is one of our independent directors.
(11)	Dr. Chris Senanayake is one of our independent directors.
(12)	Dr. Bette Jacobs is one of our independent directors. Dr. Jacobs’s reported holdings do not include 23,725 restricted stock units that remain subject to vesting.
(13)	Includes (i) 909,581 shares of our common stock held of record by AFH Holding & Advisory, LLC, of which Mr. Amir Heshmatpour is the sole member and over which he has sole voting and investment control; (ii) 300,000 shares of our common stock held of record by KIG LLC of which Mr. Heshmatpour’s spouse, Kathy Heshmatpour, exercises sole voting and investment control; and (iii) 150,000 shares held by Angelina Heshmatpour, the minor daughter of Mr. Heshmatpour.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of this Information Statement may direct such request to the Company at One Research Court, Suite 450, Rockville, Maryland 20850, or you can contact us via telephone at (240) 430-4212. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Any statements contained in this Information Statement that are not statements of historical fact may be forward-looking statements, including, without limitation, the timing of and the anticipated benefits of the Potential Private Placement. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will” and words or phrases of similar substance used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. These forward-looking statements are just predictions and involve significant risks and uncertainties, many of which are beyond our control, and actual results may differ materially from these statements. Factors that could cause actual outcomes or results to differ materially from those reflected in forward-looking statements include, but are not limited to, those discussed in our filings with the SEC.

Except as may be required by applicable law, the Company does not undertake or intend to update or revise any forward-looking statements, and the Company assumes no obligation to update any forward-looking statements contained in this Information Statement as a result of new information or future events or developments. Thus, you should not assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly, and current reports and other documents with the SEC. These reports contain additional information about Shuttle Pharmaceuticals Holdings, Inc. The Company’s SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Information Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. The Company is incorporating by reference the Company’s Current Reports on Form 8-K filed with the SEC on January 12, 2023, May 11, 2023 and June 5, 2023.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing at Shuttle Pharmaceuticals Holdings, Inc., One Research Court, Suite 450, Rockville, Maryland 20850, or by telephone at (240) 430-4212.

OTHER MATTERS

The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated June [*], 2023. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

The Company will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of the Company’s common stock for the forwarding of this Information Statement to the beneficial owners of the Company’s common stock. The Company will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

By Order of the Board of Directors,

/s/ Anatoly Dritschilo, M.D.

Anatoly Dritschilo, M.D.
Chief Executive Officer
Dated: June [*], 2023